Exhibit 2.268

Real Estate Purchase/Sales Contract

The undersigned BUYER(S) Arrived Holdings Inc, [redacted] ________________________________, hereby agree to sell the following described real estate, together with all improvements, shrubbery, plantings, fixtures and appurtenances (the "PROPERTY"), situated in the County of_________________, Alabama, on the terms stated below:

PROPERTY: Address 4596 Winchester Hills Way, Birmingham, AL 35215, City__________________State_______, Zip_________
LEGAL: Lot_______, Block________, Subdivision______________, Addition_______, Plat Book_____, Page_____
PARCEL ID(s): ____
METES & BOUNDS:____

1. AGENCY DISCLOSURE:

[redacted]

☒ An Agent of the Seller	❑ An Agent of the Seller
❑ An Agent of the Buyer	❑ An Agent of the Buyer
❑ An Agent of the Seller and Buyer and is acting as a Limited Consensual Dual Agent	❑ An Agent of the Seller and Buyer and is acting as a Limited Consensual Dual Agent
❑ Assisting the ❑Buyer ❑Seller as a Transaction Broker	☒ Assisting the ❑Buyer ❑ Seller as a Transaction Broker

[redacted] ______ **Seller(s) Initials** ________ / ________

2. TOTAL PURCHASE PRICE shall be ……………………………………………….$ ~~260,000.00~~ $265,000.00
Earnest money, receipt of which is hereby acknowledged Ten Thousand Dollars ……..$ 10,000.00 [redacted]
All parties to the contract acknowledge that earnest money will be deposited upon acceptance of contract and credi[redacted] at closing. Balance due from Buyer(s) at closing (certified check) **payable to closing agent**.

(a)**Purchase Money:** (Check as Applicable)

☒ (1) **Cash:** Buyer will either pay cash or obtain financing for the purchase of the property, but Buyer's obligation to close this transaction is **not** contingent on obtaining financing or the appraisal value of the Property. Buyer will provide Seller a letter of deposit/financial capability to purchase within 7 (seven) calendar days from the Finalized Date of this contract. "Finalized Date" shall mean the date that appears on the last page of this Contract.

❑(2) **Financing:** This Contract is contingent on Buyer obtaining approval of a ❑Conventional ❑FHA ❑USDA ❑VA ❑ Other _______________ loan. If FHA or VA financing is utilized the "FHA/VA Amendatory Clause Addendum" must be part of this Contract. Buyer will apply for financing within ___ days (7 days if left blank), from the Finalized Date and will provide any and all credit, employment, financial, and other information required by the lender. "Finalized Date" shall mean the date that appears on the last page of this Contract.

(b) **Other Offers While Buyer's Offer Is Pending:** Buyer hereby acknowledges that offers other than Buyer's offer may have been made or may be made before Seller acts on or while Seller is considering Buyer's offer or counteroffer. While the Buyer's offer or counteroffer is pending, and before this Contract becomes effective, Seller hereby expressly reserves the right to reject Buyer's offer or counteroffer or to withdraw any offer previously made by Seller to Buyer relating to the Property, and to accept any other offer or counteroffer.

(c) **Back Up Offers:** Unless expressly prohibited by written agreement, Seller may continue to show the property and receive, negotiate, and accept back up offers.

Property to be market as pending upon full acceptance

(d) **Obligation for Fees and Expenses:** Buyer and Seller acknowledge that in the event this Contract is canceled or does not close for any reason, fees, and costs paid may not be refundable. Any fees not paid are still considered to be owed and due to be paid.

3. LOAN CLOSING COST AND FUNDING FEE:

(a) **Loan Closing Costs:** Loan Closing costs are to be paid by Buyer.

(b) **Prepaid Items:** Prepaid items and prepaid interest are to be paid by Buyer.

(c) **MIP/PMI/VA Funding Fee:** MIP/PMI/VA Funding Fee to be paid by the Buyer. Funding Fee to be financed into the loan ☐ Yes ☐ No.

(d) **SURVEY:** It is recommended that whenever title is passed a new survey be obtained which meets the current standards of the Alabama Society of Professional Land Surveyors. Buyer ☒ does ☐ does not request Survey. The cost of such to be paid by the ☐ Seller ☒ Buyer.

(e) **CONVEYANCE:** Seller(s) will convey to Buyer(s) a General Warranty deed insuring a good and merchantable title free from any and all encumbrances except current ad valorem taxes, recorded restrictions, easements of record, applicable zoning restrictions, any liens or encumbrances assumed or incurred in this transaction and such statement of facts as would be disclosed by an accurate survey of the property. **Seller(s) and Buyer(s)** agree that any encumbrances not herein excepted or assumed may be cleared at the time of closing from sales process. The property is sold and is to be conveyed subject to any mineral and mining rights not owned by Seller(s). ☐ Check if Buyer desires that title be held as joint tenants with rights of survivorship. Title to be held with *(names)*______________________________.

(f) **OWNERS TITLE INSURANCE:** It is recommended that the Buyer(s) obtain an owner's title insurance policy. Buyer(s) ☒ desires ☐ does not desire owner's title insurance, to be paid by____________________.

(g) **HOME WARRANTY**: It is recommended that the Buyer(s) obtain a Homeowners Warranty Policy. Buyer(s) ☐ desires ☒ does not desire Homeowners Warranty policy, to be paid by____________________. Warranty to be provided by *(company name)* ______________________________ at a cost not to exceed $__________.

(h) **DISCLAIMER/CONDITION OF THE PROPERTY:** Neither the Seller(s) nor any REALTOR ® makes any representations or warranties, either written or verbal, regarding the condition of the property except to the extent expressly and specifically set forth herein. Buyer(s) have inspected the property and accepts the property in its present **"AS IS"** condition, including ordinary wear and tear to closing date, subject only to the warranties set forth in Paragraphs 7 and Inspection Addendum herein. SELLER agrees to be responsible for any repairs required by the lending institution up to $_________.

(i) **APPRAISAL:** Buyer(s) acknowledge that any appraisal required by the lender is used by the lender to determine the maximum mortgage amount and does not warrant the value or condition of the property. Further it is expressly agreed that notwithstanding any other provisions of this contract Buyer(s) shall not incur any penalty by forfeiture of earnest money or otherwise be obligated to complete the purchase of the property described herein if the contract purchase price exceeds the appraised value. Buyer(s) shall, however, have the privilege and option of proceeding with the consummation of the contract without regard to the appraised value**. In the event sale does not close, Appraisal remains Buyer(s) expense**.

4. CLOSING AND POSSESSION: The sale shall be closed and the deed delivered on or before 30 days from binding date. Possession is to be given At Closing.

NOTE: IF BUYER IS GIVEN POSSESSION PRIOR TO CLOSING, OR IF SELLER IS TO REMAIN IN THE PROPERTY AFTER CLOSING, IT IS RECOMMENDED THAT THE PARTIES ENTER INTO AN OCCUPANCY AGREEMENT.

5.DATES/TIMES ARE OF THE ESSENCE: The Closing Date and other dates and times identified for the performance of any obligation of this Contract are of the essence and are binding. The Finalized Date of this Contract is the date when Buyer and Seller have indicated full acceptance of this Contract by signing and/or initializing it. For purposes of this Contract, the number of days will be counter from the Finalized Date, excluding the day this Contract was executed and including the last day of the time period. **All changes to this Contract should be initialed and dated.**

6. REALTOR ® DISCLAIMER: Seller(s) and Buyer(s) acknowledge that they have not relied upon any advice or representations either written or verbal, of any REALTOR ® involved in this sale relative to (1) the legal or tax consequences of this SALES CONTRACT and the sale, purchase or ownership of the property; (2) the structural condition of the property including the condition of the roof and the basement; (3) construction materials; (4) the nature and operating condition of the electrical, heating, air conditioning, plumbing, water heating systems, and appliances. (5) the age and square footage of the improvements, and the size or area of the property; (6) the availability of utilities and sewer service or septic tank service or condition; (7) the existence or non-existence of termites, fungus and other wood destroying organisms, mold, lead base paint, radon, asbestos, PCB transformers or other toxic, hazardous or contaminated substances or gases in, on or about the property; (8) the compliance of the property with all applicable federal, state, and local statutes, ordinances and regulations concerning fire/smoke detectors; (9) any determination of the location of the property in relation to a flood plain; (10) the character of the neighborhood; (11) the investment or resale value of the property; (12) Covenants and restrictions of subdivision (13) any other matter affecting their willingness to sell or purchase the property on the terms and price herein set forth. Seller(s) and Buyer(s) acknowledge that if such matters are of concern to them in the decision to sell or purchase the property, they have sought and obtained independent advice relative thereto.

7. SELLERS WARRANTIES AND/OR DISCLOSURES: Seller(s) agree to deliver the heating, cooling, plumbing, and electrical systems and any built in appliances in normal operating condition at the time of closing, provided it shall be the responsibility of Buyer(s) to inspect said systems/equipment prior to closing by a walk-through inspection(s) personally or with a representative of Buyer(s) own choosing, and notify Seller(s) of any systems/equipment that are not in normal operating condition. Failure of Buyer(s) to provide such notification prior to closing shall conclusively establish that Seller(s) has satisfied this covenant. Seller(s) shall have the utilities turned on if they have been turned off (exception given for foreclosure properties). Seller(s) warrant that Seller(s) have not received notification regarding any assessments, pending public improvements, repairs, replacement, or alterations to the property that have not been satisfactorily made.

(a) The REALTOR® does not warrant or guarantee the condition of this property.

(b) The Seller(s) represents that, to the best of his or her knowledge and belief, that the property ☐ is ☑ is not located in a flood plain.

(c) **LEAD PAINT DISCLOSURE OF INFORMATION AND ACKNOWLEDGEMENT**: Seller(s) and Buyer(s) hereby acknowledge they have read and understand the information contained in the attached Exhibit "A", DISCLOSURES OF INFORMATION & ACKNOWLEDGEMENT LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS", and that said disclosure and acknowledgement form is incorporated herein and forms a part of this Purchase/Sales contract.

(d) **TERMITE PROVISION:** Seller will furnish a preliminary Alabama Wood Infestation Report from a licensed exterminating company certifying that the company has made a visual inspection of accessible areas of the dwelling and listing any control measures that need to be performed in order for the company to issue a final Alabama Wood Infestation Report which indicated that the dwelling **does not reflect any** active infestation of wood destroying insects or fungus based on such visual inspection. **Seller agrees to be responsible for the cost of control measures performed.**

(e) **HOME INSPECTION:** It is recommended that Buyer(s) obtain a professional inspection(s) by licensed or certified inspector(s) or contractor(s), at Buyer(s) expense. Buyer understands and agrees that real estate licensees lack the expertise to determine the condition of property, and therefore, Buyer will not rely on any statements or omissions made by the real estate licensees regarding the condition of property. Neither Seller(s) nor the Broker nor any Sales Associate makes any representation or warranties regarding condition of the property except to the extent expressly set forth herein. Buyer(s) has the obligation to determine any and all conditions of the property material to Buyer's decision to buy the property, including but not limited to, the condition of the heating, cooling, plumbing and electrical systems and any built-in appliances, the roof and the basement, including leaks therein, the presence of asbestos or toxic mold, the presence of arsenic in treated wood, the size and area of the property, construction materials and workmanship, the proper conditions of the property by the builder and/or developer, structural conditions, utility and

sewer or septic system availability, condition and location, subsurface and subsoil condition, sinkholes and mining or other soil conditions including radon and other potentially hazardous gases or toxic materials, presence of or damage from wood destroying insects and/or fungi, property access, easements, covenants, restrictions, developments, structures and any matters affecting the character of the neighborhood. Buyer(s) shall have the obligation to determine the condition of the property in accordance with "1" or "2" below. Unless otherwise excepted, Seller will provide access and utilities (except for foreclosure property) for Buyer(s) inspections, if any. NOTE: Lenders and/or public authorities may require certain inspections such as termite and septic tank inspections (for which repairs may be required.) **THIS DOES NOT REPLACE BUYER(S) DUTY TO THOROUGHLY INSPECT THE PROPERTY PRIOR TO CLOSING.**

☐ **(1) SALE OF PROPERTY IS NOT CONTINGENT UPON INSPECTIONS:** Buyer(s) agree to accept the property in "As-Is" condition. Seller(s) give no warranties except the Seller Warranties and/or Disclosure in paragraph 7 of the Sales Contract; Buyer(s) accept total responsibility for all repairs, improvements, and/or defects in the property.

Buyer(s) Initials____________/____________ **Seller(s) Initials**____________/____________

☒ **(2) SALE OF PROPERTY CONTINGENT UPON INSPECTIONS:** Buyer(s) requires additional inspections of the property at Buyer(s) expense. Within 14 days after acceptance of this contract, Buyer(s) shall either personally, or through others of Buyer(s) choosing, an inspector or investigate the property.

a. If such inspections reveal conditions that are unsatisfactory to Buyer(s), at Purchaser's sole discretion, may either terminate this contract or request Seller correct the unsatisfactory conditions. Buyer(s) shall exercise either option by written notice delivered to Seller(s) within 5 days after inspections are complete, including the pages referenced in the home inspection report. If Buyer(s) does not present the Seller(s) any requests for repair(s) identifying unsatisfactory conditions before the expiration of the timeframe stated herein, the property shall be considered in acceptable condition and the repair requirement below shall not apply.

b. If Buyer(s) elect to terminate this contract as a result of inspection, Seller agrees to promptly sign the mutual release directing the return of Buyer(s) earnest money.

c. If Buyer(s) instead, requests Seller(s) to correct unsatisfactory conditions, Seller(s) shall respond to Buyer(s) by written notice within 2 days of receipt of such request as to whether Seller(s) is willing to correct unsatisfactory conditions. It shall be conclusively deemed acceptance of Purchaser's request if Seller(s) fails to respond in writing within the time frame stated herein.

d. If Seller(s) elect not to correct unsatisfactory conditions, Buyer(s) shall respond to Seller(s) by written notice delivered to Seller(s) within 5 days of receipt of Seller's refusal to correct the unsatisfactory conditions. Buyer(s) may elect to (1) terminate this contract and recover the earnest money, or (2) waive in [redacted] se the sale.

____________ ____________ ______ 4be29e7 ______ ____________

(f) **SEWER/SEPTIC SYSTEM:** Seller(s) represents that property ☒ is ☐ is not connected to sewer and all impact and connection fees have been paid. If not a sewer, Seller(s) represents that the property ☐ is, ☒ is not connected to a septic system. If property is on a septic system, Buyer(s) ☒ does ☐ does not require a septic system inspection at Buyer(s) expense.

(g) **ENVIRONMENTAL CONCERNS:** Buyer(s) understand that they are free to choose any inspector they deem necessary. Buyer(s) have the right to have the home inspected for (but not limited to) environmental pollution, existence of fungus or mold, radon, flood plain, structural problems, electrical or mechanical, water damage etc. Buyer(s) understand that it is their responsibility, not the real estate companies, real estate agents, or the seller, to determine the condition of the property. EPA Web site: http://www.epa.gov.

(h) **MEGAN'S LAW:** Both the LISTING and SELLING office, and their agents, recommend that Buyer(s) check with local law enforcement agencies as to the location of known sex offenders in the community where they plan to buy. Neither the LISTING agent nor the SELLING agent shall be responsible for disclosing this information to the Buyer(s). The Buyer(s) hereby take(s) full responsibility for making that determination. Such determination must be made within 2 da s.

[redacted]

(i) **MOLD/MOLD INSPECTIONS:** Mold contaminants may exist in the Property of which the Broker or Agent(s) is unaware. These contaminants generally grow in places where there is or may have been excessive moisture, such as where leakage may have occurred in roofs, pipes, walls, plant pots, or where there has been flooding; these conditions may be identified with a typical home inspection. Broker recommends Buyer(s) obtain a home inspection to better determine the condition of the property. Neither the Broker nor the Broker's Agents are experts in the field of mold contaminants. In the event suspected mold contamination is discovered, it is recommended that Buyer(s) satisfy themselves as to property condition by having a mold inspection performed. The cost and quality of such inspections may vary. Professionals able to perform appropriate inspections may be found on the World Wide Web under "Microbial or Mold Inspections" or "Environmental and Ecological Services."

(j) **FIXTURES AND APPURTENANCES:** All of the following but not limited to heating and cooling equipment, hot water heaters, doorbells, mantels, and light fixtures, ceiling fans, garage door openers and controls, range, oven, dishwasher, mailbox and shrubbery now on the premises shall remain and form a part of this sale.

(k) **ATTORNEY REPRESENTATION:** The Seller(s) and Buyers(s) acknowledge and agree that the loan closing attorney shall represent the mortgage lender if applicable regardless of which party pays the attorney's fee and/or closing costs. Each of the parties further acknowledges that they have the right to be represented at all times in connection with the SALES CONTRACT and the closing, by an attorney of their choice. Additional fees may apply.

(l) **DISCLOSURE:** Once this sale has closed, the purchase price and terms of this sale may be disclosed to the members and affiliate members of the Greater Alabama MLS and Vallely MLS for use in the conduct of their business.

(m) **DEFAULT AND REMEDIES: SELLER or BUYER** shall be in default **UNDER THIS CONTRACT**, if either fails to comply with any material covenant, agreement, or obligation within the time limits required by this Contract. Following default by either **SELLER or BUYER**, the parties may pursue any remedies or damages available to them at law or in equity. **TIME IS OF THE ESSENCE OF THIS CONTRACT**. **Please contact an attorney for legal advice and guidance.**

8. ADDITIONAL PROVISIONS:

Addendum Attached

Closing Date: Closing will occur 30 days from the binding date and will take place on a Wednesday. If closing is unable to take place on that Wednesday due to delays with title - closing will automatically extend by another 7 days to the next available Wednesday.

Due Diligence: The 14 day due diligence will begin from the binding date. The due diligence will never end on a weekend or a holiday. Should the date occur on a weekend the deadline will automatically revert to the next available Monday ending at Midnight. Should the date occur on a holiday then the deadline will automatically revert to end at Midnight on the next available business day. Any and all repairs must be reported to the sellers within the 14 day due diligence period.

Above ground pool is not a part of the sell of this property and will not remain on the property. The seller is

[redacted]

9. PRORATION: All ad valorem taxes, and association fees and any rents being collected from existing tenants will be prorated at time of closing. Existing leases shall be transferred to Buyer at closing. **NOTE: Property Taxes are prorated based upon current information furnished by the Revenue Commissioner's Office.**

10. RISK OF LOSS: Seller(s) agree(s) to keep in force sufficient hazard insurance on the property to protect all interest until this sale is closed and the deed delivered. If the property is destroyed or materially damaged between the date thereof and the closing and the Seller(s) is unable or unwilling to restore it to its previous condition prior to closing, Buyer(s) shall have the option to cancel the SALES CONTRACT and receive back the earnest money or accept the property in its then condition. If Buyer(s) elect(s) to accept the damaged condition, any insurance proceeds otherwise payable to Seller(s) by reason of such damage shall be applied to the balance of the purchase price or otherwise be payable to Buyer(s).

11. FIRE/SMOKE/GAS DETECTORS: Buyer shall satisfy himself/herself that all applicable federal, state, and local statutes, ordinances, and/or regulations concerning fire/smoke/gas detectors or fire protection equipment have been met. Upon closing or after taking possession of the Property, whichever occurs first, Buyer shall be solely responsible for compliance with such laws.

12. ESCROW: The Seller(s) hereby authorizes Blueprint Title to hold the earnest money in trust pending the fulfillment of this SALES CONTRACT with the understanding that (a) it is not a party to this SALES CONTRACT and does not assume any liability for performance or non-performance of any signatory, (b) it has the right to require from all signatories a written release of liability of the Listing Company which authorizes the release of the earnest money, (c) it is not liable for interest or other charges on the funds held, and (d) in the event a dispute arises between the parties to this agreement as to which shall be entitled to said earnest money, the Listing Company shall be authorized to interplead Said earnest money into the proper court, and in so doing, the Listing Company shall be entitled to deduct a reasonable attorney's fee from the sums so interpleaded.

13. BINDING EFFECT: All rights, privileges, obligations and duties hereby granted or assumed shall inure to the benefit of and shall be binding upon successors, assigns, heirs, personal representatives of the parties hereto.

14. ENTIRE AGREEMENT: This SALES CONTRACT states the entire agreement between the parties and merges all statements, representations and covenants heretofore made. Any other agreements not incorporated herein are void and of no force and effect. This SALES CONTRACT may not be modified or amended unless such amendment is set forth in writing and is signed by SELLER(s) and BUYER(s).

15. HOMEOWNER WARRANTIES: If a homeowner warranty or other such third-party warranty is offered and purchased on the property, the systems or appliances, Seller(s) and Buyer(s) acknowledge and understand that the Broker may receive a fee, commission or a reimbursement of a portion of the purchase price of such warranty.

16. FACSIMILE OR COUNTERPART SIGNATURES: This contract may be executed and delivered by any party by sending a facsimile of the signature or by a legally recognized e-signature. Such facsimile signature or legally recognized e-signature shall be binding upon the party executing it as soon as the signature is received by any other party hereto.

All notices from one party to the other must be in writing and are effective when mailed to, hand-delivered at, or transmitted by fax or electronic transmission.

17. ARBITRATION CLAUSE AND WAIVER OF JURY TRIAL: Buyer(s) and Seller(s) expressly agree that all claims, both tort and contract, relating to the subject of this sales contract shall be settled by arbitration under the rules of the American Arbitration Association, including specifically, but not exclusively, any disputes relating to the scope of this arbitration clause. Both parties agree and understand that by initialing this arbitration provision, we are giving

DS

[redacted]

I / WE HAVE READ AND UNDERSTAND THE ATTACHED ADDENDUMS TO THIS SALES CONTRACT AND AGREE THAT SAME ARE INCORPORATED HEREIN AND FORM A PART OF THIS SALES CONTRACT.

WITNESS OUR HAND AND SEAL this ____________day of__________________________, 20__________

[redacted]

Receipt is hereby acknowledge of the earnest money ☐ CASH ☐ CHECK as herein above set forth.

[redacted]

RECEIVED BY:____

This receipt is given subject to the approval of the owner of the above-described property.

EXHIBIT A
DISCLOSURE OF INFORMATION AND ACKNOWEDGMENT
LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS

Lead Warning Statement

Every purchaser of any interest in residential property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession, and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Seller's Disclosure (*Initial*)

____________ (a) Presence of lead-based paint and/or lead-based paint hazards (*check one below*):

☐ Known lead-based paint or lead-based paint hazards are present in the housing (explain):

____

____

[redacted]

☑ Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b) Records and reports available to the seller (*check one below*):

☐ Seller has provided the purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (*list documents below*):

____

____

☐ Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Purchaser's Acknowledgement (*Initial)*

No to all three (c) Purchaser has received copies of all information listed above.

____________ (d) Purchaser has received the pamphlet *"Protect Your Family from Lead in Your Home".*

____________ (e) Purchaser has (*check one below*):

☒ Received a ten (10) day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

☐ Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and or lead-based paint hazards.

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DocuSigned by:

[redacted]

[redacted]

____ ____

REALTOR® *Date* *REALTOR®* *Date*